                                     FIRSTHAND FUNDS

                                  AMENDED AND RESTATED
                               RULE 18f-3 MULTI-CLASS PLAN

I.   INTRODUCTION.

     Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares in the series of Firsthand Funds (the "Trust"). In addition, this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the maximum initial sales charge, contingent deferred sales charge, redemption fee, Rule 12b-1 distribution fee, shareholder servicing fee, conversion features, exchange privileges and other shareholder services, if any, applicable to a particular class of shares of a series. The Plan also identifies expenses that may be allocated to a particular class of shares to the extent that they are actually incurred in a different amount by the class or relate to a different kind or degree of services provided to the class.

     The Trust elects to offer multiple classes of shares in its series pursuant to the provisions of Rule 18f-3 and this Plan. Certain series of the Trust (the "Funds") are authorized to issue the following classes of shares representing interests in the Funds, as described in the Trust's Registration Statement as currently in effect: Class A, Class C, Investor, and/or Advisor.

II.   ALLOCATION OF EXPENSES.

      A. Pursuant to Rule 18f-3 under the 1940 Act, the Trust shall allocate to each class of shares in a Fund (i) any fees and expenses incurred by the Trust in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and (ii) any fees and expenses incurred by the Trust under a shareholder servicing plan in connection with the provision of shareholder services to the holders of such class of shares.

     B. In addition, pursuant to Rule 18f-3, the Trust may allocate the following fees and expenses, if any, to a particular class of shares in a single Fund:

           (i) transfer agent fees identified by the transfer agent as being attributable to such class of shares;

          (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

         (iii)   blue sky registration or qualification
                 fees incurred by such class of shares;

          (iv)   Securities and Exchange Commission fees
                 incurred by such class of shares;

           (v)   the expense of administrative personnel
                 and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

          (vi)   litigation or other legal expenses
                 relating solely to such class of shares;

         (vii)   fees of the Trustees of the Trust
                 incurred as a result of issues relating to (as defined below) such class of shares;

        (viii)   independent accountants' fees relating
                 solely to such class of shares; and

          (ix)   any other fees and expenses, not
                 including advisory or custodial fees or other expenses related to the management of the Fund's assets, relating to (as defined below) such class of shares.

    C. For all purposes under this Plan, fees and expenses "relating to" a class of shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class. The proper officers of the Trust shall have the authority to determine whether any or all of the fees and expenses described in Section B of this Part II should be allocated to a particular class of shares. The Board of Trustees will monitor any such allocations to ensure that they comply with the requirements of the Plan.

    D. Income and any expenses of a Fund not related to a particular class of such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the relative net assets (settled shares), as defined in Rule 18f-3, of that class in relation to the net assets of the Fund. Income and any expenses of the Trust not related to a particular class or Fund pursuant to this Plan shall be allocated to each class of each Fund on the basis of the relative net assets (settled shares), as defined in Rule 18f-3, of that class in relation to the net assets of all Funds in the Trust.

    Realized and unrealized capital gains and losses of a Fund shall be allocated to each class of the Fund on the basis of the relative net assets (settled shares), as defined in Rule 18f-3, of that class in relation to the net assets of the Fund.

    E. In certain cases, the Funds' investment adviser or another service provider for a Fund may waive or reimburse all or a portion of the expenses of a specific class of shares of the Fund. The Board of Trustees will monitor any such waivers or reimbursements to ensure that they do not provide a means for cross-subsidization between classes.

III.   CLASS ARRANGEMENTS.

     The following summarizes the maximum front-end sales charge, contingent deferred sales charge, redemption fee, Rule 12b-1 distribution fees, shareholder servicing fee, conversion features, exchange privileges and other shareholder services, if any, applicable to a particular class of shares of a Fund. Additional details regarding such fees and services are set forth in each Fund's then current Prospectus(es) and Statement of Additional Information.

       A.   CLASS A SHARES

            1.   MAXIMUM INITIAL SALES CHARGE (as a
                 percentage of offering price): 5.75%.

            2.   CONTINGENT DEFERRED SALES CHARGE (AS A
                 PERCENTAGE OF THE LOWER OF THE ORIGINAL PURCHASE PRICE OR REDEMPTION PROCEEDS): 1.00% of purchases in amounts of $1 million or more if redeemed within twelve months of purchase, if no initial sales load was paid at the time of purchase.

            3.   REDEMPTION FEE:  None.

            4.   MAXIMUM RULE 12B-1 DISTRIBUTION FEE:
                 Pursuant to a Distribution Plan adopted under Rule 12b-1, Class A Shares pay a distribution fee of 0.25% of the average daily net assets of such shares.

            5.   SHAREHOLDER SERVICING FEE:  None.

            6.   CONVERSION FEATURES:  Class A Shares
                 shall have such conversion features, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then current prospectus for such shares of the relevant Fund.

            7.   EXCHANGE PRIVILEGES:  Class A Shares
                 shall have such exchange privileges, if any, as are determined or ratified by the Board of Trustees of the Trust and described in the then current prospectus for such shares of the relevant Fund.

      B.    CLASS C SHARES

            1.   MAXIMUM INITIAL SALES CHARGE:  None.

            2.   CONTINGENT DEFERRED SALES CHARGE (AS A
                 PERCENTAGE OF THE LOWER OF THE ORIGINAL PURCHASE PRICE OR REDEMPTION PROCEEDS): 1.00% if redeemed within twelve months of purchase.

            3.   REDEMPTION FEE:  None.

            4.   MAXIMUM RULE 12B-1 DISTRIBUTION FEE:
                 Pursuant to a Distribution Plan adopted under Rule 12b-1, Class C Shares may pay distribution fees of 0.75% of the average daily net assets of such shares.

            5.   MAXIMUM SHAREHOLDER SERVICING FEE:
                 Pursuant to a Shareholder Servicing Plan, Class C Shares may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

            6.   CONVERSION FEATURES:  Class C Shares
                 shall have such conversion features, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then current prospectus for such shares of the relevant Fund.

            7.   EXCHANGE PRIVILEGES:  Class C Shares
                 shall have such exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then current prospectus for such shares of the relevant Fund.

       C.   INVESTOR CLASS SHARES

            1.   MAXIMUM INITIAL SALES CHARGE:  None.

            2.   CONTINGENT DEFERRED SALES CHARGE:  None.

            3.   REDEMPTION FEE:   A 2% redemption fee
                 shall be charged to a shareholder who sells or exchanges Investor Class shares of a Fund within 180 days of purchase. The redemption fee is deducted from the shareholder's redemption proceeds and is paid directly to that Fund.

            4.   MAXIMUM 12B-1 DISTRIBUTION FEES:  None.

            5.   SHAREHOLDER SERVICING FEE:  None.

            6.   CONVERSION FEATURES:  Investor Shares
                 shall have such conversion features, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then current prospectus for such shares of the relevant Fund.

            7.   EXCHANGE PRIVILEGES:  Investor Shares
                 shall have such exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then current prospectus for such shares of the relevant Fund.

     D.   ADVISOR CLASS SHARES

          1.     MAXIMUM INITIAL SALES CHARGE:  None.

          2.     CONTINGENT DEFERRED SALES CHARGE:  None.

          3.     REDEMPTION FEE:  None.

          4. MAXIMUM 12b-1 DISTRIBUTION FEE: Pursuant to a Distribution Plan adopted under Rule 12b-1, Advisor Shares may pay distribution fees of 0.25% of the average daily net assets of such shares.

          5.     SHAREHOLDER SERVICING FEE:  None.

          6.     CONVERSION FEATURES:  Advisor Shares
                 shall have such conversion features, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then current prospectus for such shares of the relevant Fund.

          7.     EXCHANGE PRIVILEGES:  Advisor Shares
                 shall have such exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then current prospectus for such shares of the relevant Fund.

IV.        BOARD REVIEW.

     The Board of Trustees of the Trust shall review this Plan as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interests of each class of shares of each Fund individually and each Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted:    August 11, 2001

Amended:    November 10, 2001